EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Benchmark Electronics, Inc.:

      We consent to the use of our reports incorporated by reference in this Registration Statement on Form S-8 of Benchmark Electronics, Inc., which reports are incorporated by reference and included in the Annual Report on Form 10-K (as amended by Form 10-K/A filed on July 13, 2000) of Benchmark Electronics, Inc. for the year ended December 31, 1999.



KPMG LLP

Houston, Texas
January 19, 2001

                                   EX 23.2 - 1